UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                 May 18, 2009

SPHERIX® INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-5576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6430 Rockledge Drive, Suite 503, Bethesda, MD		20817
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code                      301-897-2540

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 — Securities and Trading Markets.

Item 3.01.                                              Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard;  Transfer of Listing.

Spherix Incorporated (the “Company”) has fully regained compliance with the requirements for continued listing on the Nasdaq Capital Market as described below.

Independent Director Requirement

On May 18, 2009, the Company received notification from Nasdaq confirming that the Company has regained compliance with the independent director requirement for continued listing on Nasdaq under Listing Rule 5605(b)(1).  Nasdaq’s determination was based on the Company’s appointment of Thomas B. Peter to the Company’s Board of Directors as reported in the Company’s Current Report Form 8-K filed on May 14, 2009.  In the letter, Nasdaq stated that this matter is now closed.

On April 17, 2009, the Company reported in the Current Report on Form 8-K filed with the Securities and Exchange Commission, that Mr. A. Paul Cox, Jr., one of our independent directors, passed away on April 13, 2009.  On April 23, 2009, Nasdaq notified the Company that the Company no longer complied with Nasdaq Listing Rule 5605, which requires that a majority of the board of directors be comprised of independent directors.

Minimum Bid Price Requirement

On May 20, 2009, the Company received notification from Nasdaq confirming that it has regained compliance with the minimum bid price requirement for continued listing on Nasdaq under Listing Rule 5550(a)(2).  In the letter, Nasdaq stated that this matter is now closed.

On July 21, 2008, Nasdaq notified the Company that its common stock failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business days as required by the Nasdaq Listing Rules.  In October 2008, Nasdaq suspended enforcement of the minimum bid price and market value of publicly held shares requirements through January 16, 2009. On December 19, 2008, Nasdaq extended its suspension of the requirements until April 20, 2009 and on March 24, 2009 Nasdaq again extended the suspension until July 20, 2009.

Section 9 — Financial Statements and Exhibits.

Item 9.01                                              Financial Statements and Exhibits.

(d)                               Exhibits.

Exhibit No.	Description

99.1	Press Release of the Company dated May 22, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spherix Incorporated
(Registrant)

By:

/s/ Claire L. Kruger
Claire L. Kruger
CEO

/s/ Robert L. Clayton
Robert L. Clayton
CFO

Date: March 22, 2009